CERTIFICATE OF FORMATION

                                       OF

                                 CINCAP IV, LLC


         The undersigned, being a natural person of age eighteen years or more, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):

                                    ARTICLE I

                                      NAME

                The name of the Company shall be: CinCap IV, LLC.

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

         The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. The initial registered agent of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Parties by mutual consent shall determine. Either the registered officer or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

         The Company shall exist until dissolved according to law or by the terms of the Company's Operating Agreement.

                                   ARTICLE IV

                                     POWERS

         Except as restricted by this Certificate of Formation, the Company shall have any may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.


         The  undersigned  does  hereby  certify,   make  and  acknowledge  this
Certificate of Formation on this 3rd day of December, 1997.

                                CINERGY CAPITAL & TRADING, INC.



                                By: ________________________________
                                J. Wayne Leonard
                                President